Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-264751, 333-280611) and Form S-8 (Nos. 333-285211, 333-277480, 333-270226, 333-262971, 333-253514, 333-237589, and 333-225196) of Kiniksa Pharmaceuticals International, plc of our report dated February 24, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 24, 2026